NON-COMPETITION AGREEMENT


         NON-COMPETITION AGREEMENT (this "Agreement") dated as of January 27, 1997 by C.D. Siegfried (the "Employee") for the benefit of 3-D Geophysical, Inc., a Delaware corporation ("3-D"), and 3-D Geophysical of Canada, Inc., a Canadian corporation ("3-D Canada").


         WHEREAS, the Employee has been an employee of the Company for a number of years;


         WHEREAS, all of the outstanding capital stock of the J.R.S. Exploration Company Limited an Alberta corporation (the "Company"), has been acquired by 3-D pursuant to that certain Stock Purchase Agreement dated as of December 10, 1996 by and among 3-D, 3-D Canada, D.E. Janveau, Gladys Mueller and W.G. Mueller (collectively, the "Vendors")(the "Stock Purchase Agreement");


         WHEREAS, the Employee acknowledges that 3-D and 3-D Canada have paid a substantial price to acquire the Company from the Vendors, and it is the intention of 3-D, 3-D Canada and the Vendors that the Company shall be entitled exclusively to the benefits of the goodwill, trade secrets, proprietary rights, know-how and customer and client relationships heretofore established, developed and maintained by the Company, whether or not through the services or efforts of the Employee as an employee of the Company; and


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         WHEREAS,  to induce  3-D and 3-D  Canada  to enter  the Stock  Purchase
Agreement, the Employee agreed that at the Closing under the Stock Purchase Agreement it would enter into this Agreement not to compete with the Company on the terms and conditions set forth below;


         NOW, THEREFORE, in consideration of the premises, the acquisition by 3-D and 3-D Canada of all of the outstanding capital stock of the Company pursuant to the Stock Purchase Agreement, the Employee, intending to be legally bound, hereby agrees as follows:


         Section 1.  Restrictive Covenants.


         1.1 Covenant Not to Compete. During the Term (as defined therein) of the Employment Agreement of even date herewith between the Company and the Employee (the "Employment Agreement"), the Employee will not in any way, directly or indirectly, as an agent, employee, officer, director, stockholder, partner or otherwise of any corporation, partnership or other venture or enterprise compete with the Company, 3-D or any of their respective subsidiaries in the provision of seismic data acquisition or analysis services or any services related thereto (a "Competing Business") within the territorial limits of the Province of Alberta, the other provinces and territories of Canada, the United States of America and the countries forming part of Central and South America.


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         1.2  Non-Solicitation  Covenant.  During  the  Term  of the  Employment
Agreement and for a period of one (1) year after the termination of the Employment Agreement for any reason whatsoever, the Employee shall not solicit, sell to or contract with, on behalf of the Employee or on behalf of any Competing Business, any person or entity to which the Company or any subsidiary of the Company shall have provided seismic data acquisition or analysis services at any time during such four (4) year period.


         1.3 Remedies. The Employee hereby agrees that all restrictions imposed upon the Employee hereunder are reasonable, fair and valid, and all defenses to the strict enforcement of the provisions hereof are hereby waived by the Employee. The Employee further agrees that in the event of a breach or threatened breach of any of the covenants contained in this Section 1, the Company's remedy at law is likely to be inadequate and that accordingly the Company will be entitled to obtain an injunction or other equitable relief with regard thereto without proving damages or that damages would not constitute an adequate remedy. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 1 is invalid or unenforceable, in whole or in part, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to, and is hereby directed to, reduce the scope, duration or area of the term or provision by deleting specific words or phrases as necessary to comply with applicable law or to be enforceable by a


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court of competent  jurisdiction  or by replacing  any invalid or  unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid and unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         2.   Miscellaneous Provisions.


         2.1 Notices. All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be served upon such other party: (a) by personal service upon such other party at such other party's address set forth below in this Section 2.1; or (b) by mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested, addressed to such other party at the address of such other party set forth below in this
Section 2.1; or (c) by sending a copy thereof by Federal Express or equivalent courier service, addressed to such other party at the address of such other party set forth below in this Section 2.1; or (d) by sending a copy thereof by facsimile to such other party at the facsimile number, if any, of such other party set forth below in this Section 2.1.


               In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon receipt. In the case of service by mail, such service shall be deemed complete upon


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reasonable  proof of receipt.  The address and  facsimile  number to which,  and person to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served, as hereinabove provided, by any party upon the other party.


               The current addresses and facsimile numbers of the parties are:

                           If to the Employee:

                           C.D. Siegfried
                           c/o J.R.S. Exploration Company Limited
                           4750 30th Street S.E.
                           Calgary, Alberta T2B271
                           Telecopier No.: (403) 264-0478

                           If to the Company:

                           J.R.S. Exploration Company Limited
                           4750 30th Street S.E.
                           Calgary, Alberta T2B271
                           Attention:  Chief Financial Officer
                           Telecopier No.: (403) 264-0478

                           with copies to:

                           3-D Geophysical, Inc.
                           599 Lexington Avenue
                                 Suite 4102
                           New York, New York 10022
                           Telecopier No.: (212) 317-9230
                           Attention:  Joel Friedman, Chairman

                                      -and-

                           Kramer, Levin, Naftalis & Frankel
                           919 Third Avenue
                           New York, New York 10022
                           Telecopier No.: (212) 715-8000
                           Attention: Peter S. Kolevzon, Esq.


         2.2 Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties respecting the subject matter hereof, merges all prior negotiations, agreements and


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understandings,  if any, respecting the subject matter hereof and states in full
all   representations,   warranties  and  agreements  which  have  induced  this
Agreement. Each party agrees that in dealing with third parties no contrary representations will be made. This Agreement may not be amended, modified or otherwise changed orally but only by an agreement in writing signed by the party against whom enforcement of any amendment, modification or change is sought.


         2.3 Assignment; Binding Nature; Assumption. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned in whole or in part by 3-D and 3-D Canada to, any purchaser of all or substantially all of the business or assets of the Company, 3-D or 3-D Canada, any successor to the Company, 3-D or 3-D Canada or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or otherwise). This Agreement may not be assigned by the Employee without the prior written consent of 3-D.

         2.4 Nonwaiver. No waiver by any party of any term, provision or covenant contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced; no waiver shall be deemed or construed as a further or continuing waiver of any such term, provision or covenant (or breach) on any other occasion or as a waiver of any other term, provision or covenant (or of the breach of any other term, provision or covenant) contained in this Agreement on the same or any other occasion.


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         2.5 Remedies.  The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein or otherwise available shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein or otherwise available.


         2.6  Headings.   The  headings  in  this  Agreement  are  inserted  for
convenience only and shall not constitute a part hereof.


         2.7 Construction. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) any reference herein to a Section refers to a Section of the Agreement, unless otherwise stated, (iv) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day, and (v) all dollar amounts are expressed in Canadian funds.


         2.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Province of Alberta applicable to contracts made and to be entirely performed therein.


         2.9 Counterparts. For the convenience of the parties, any number of counterparts hereof may be executed, each such executed


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counterpart shall be deemed an original and all such counterparts together shall constitute one and the same instrument.








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               IN WITNESS WHEREOF,  the Employee has executed and delivered this
Agreement as of the date and year first written above.

                                              EMPLOYEE:


                                              /s/ C.D. Siegfried
                                              --------------------
                                              C.D. Siegfried


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